UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
November 20, 2024

EAST WEST BANCORP, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-24939
(Commission File Number)

95-4703316
(IRS Employer Identification No.)

135 N Los Robles Ave., 7th Floor, Pasadena, California 91101
(Address of principal executive offices) (Zip code)

(626) 768-6000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	EWBC	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events

On November 20, 2024, East West Bancorp, Inc. (the “Company”) announced that Dominic Ng, Chairman of the Board and Chief Executive Officer of the Company and East West Bank, entered into a pre-arranged stock trading plan in accordance with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended (the “10b5-1 Plan”). The 10b5-1 Plan provides for the sale of up to 120,000 shares of the Company’s common stock. Trades under the 10b5-1 Plan may commence effective on March 6, 2025 and will terminate no later than December 19, 2025.

The 10b5-1 Plan was established during the Company’s unrestricted trading window and at a time when Mr. Ng was not in possession of material, non-public information about the Company. Trades under the 10b5-1 Plan will occur on the open market at prevailing market prices and subject to minimum price thresholds specified in the 10b5-1 Plan. Any transactions under the 10b5-1 Plan will be disclosed publicly through Form 144 and Form 4 filings with the Securities and Exchange Commission.

Except as may be required by law, the Company does not undertake to report Rule 10b5-1 plans that may be adopted by any officers or directors in the future, or to report any modifications or termination of any publicly announced trading plan.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

104	Cover Page Interactive Data (formatted in Inline XBRL).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 20, 2024
EAST WEST BANCORP, INC.

	By:	/s/ Douglas P. Krause
Douglas P. Krause, Esq.
Vice Chairmen and Chief Corporate Officer